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                                                                     EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                          CLASSIC CABLE HOLDING, INC.

     THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:

     1. Name. The name of the corporation is Classic Cable Holding, Inc. (the "Corporation").

     2.   Duration. The Corporation is to have perpetual existence.

     3. Purpose. The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

     4. Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 1,000. Such shares shall be divided into 500 shares of Senior Stock, $0.01 par value per share (the "Senior Stock"), and 500 shares of Junior Stock, $0.01 par value per share (the "Junior Stock").

     The designations, powers, preferences and relative, participating, optional and other special rights with respect to the Senior Stock and the Junior Stock, and the qualifications, restrictions and limitations thereof, are as follows:

          A.   Voting Rights.

          Except as required by applicable law, the holders of Junior Stock shall have no voting rights with regard to matters submitted to a vote of the Corporation's stockholders. The holders of the Senior Stock shall each have one vote per share of Senior Stock held by them on all matters to be voted on by the Corporation's stockholders.

          B.   Dividends.

     The holders of the Junior Stock will be entitled to dividends as follows:

     Commencing on the date of its issuance, a cumulative dividend equal to $40.00 per share per annum shall accrue on the Junior Stock. Such dividends shall accrue until paid as provided herein.


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     Dividends shall be paid on the Corporation's Junior Stock and Senior Stock at such times as may be declared by the Board of Directors.

     Notwithstanding any of the foregoing, all dividends declared and paid by the Corporation shall be applied such that ten percent (10%) of all dividends shall be paid to the holders of the Junior Stock, until such time as the holders of the Junior Stock shall have received, in the aggregate, all outstanding accrued dividends and, if no such dividends are accrued, then such ten percent (10%) of all dividends ("Excess Dividends") shall be utilized to redeem as much of the Junior Stock as practicable as set forth below. Upon the payment of all accrued dividends on the Junior Stock and the redemption of all outstanding shares of Junior Stock, one hundred percent (100%) of all dividends and distributions shall be made to the holders of the Senior Stock.

     C.   Rights Upon Liquidation.

     Upon any liquidation (partial or complete), dissolution or winding up of the Corporation (a "Liquidating Event"), the Corporation shall distribute the assets of the Corporation legally available for distribution (the "Available Assets") to its stockholders after making adequate provision for (i) all contingent and other liabilities of the Corporation, including, without limitation, any and all indebtedness, fees, penalties, profits, interest or other amounts or payments due from the Corporation to any creditor of the Corporation, and (ii) the fair market value of any warrants or options to acquire any equity securities of the Corporation issued by the Corporation to any creditor of the Corporation, in accordance with the provisions of this Article.

     Upon the occurrence of a Liquidating Event, the holders of Junior Stock shall be entitled to receive, by reason of their ownership thereof, an amount equal to $400.00 per share (the "Junior Stock Liquidation Amount"), plus any accrued and unpaid dividends thereon. Written notice of any such liquidation, dissolution or winding up, stating a payment date, the place where such payment shall be made, the amount of each liquidating payment and the amount of accrued dividends to be paid, shall be given by first class mail, postage paid, not less than thirty (30) days prior to the payment date stated therein, to each holder of record of the Junior Stock at such holder's address as shown on the records of the Corporation, provided, however, that if upon the occurrence of such Liquidating Event, the aggregate of the Junior Stock Liquidation Amount exceeds 10% of the Available Assets, then the holders of Senior Stock and Junior Stock shall share in any distribution of assets of the Corporation in the proportion ninety percent (90%) to the Holders of the Senior Stock and ten percent (10%) to the holders of the Junior Stock, as to each such class of stock, ratably among such shareholders in accordance with their relative ownership of shares.



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     D.   Redemption of Junior Stock.

          The Corporation shall redeem the outstanding shares of Junior Stock as follows:

          (i)   Redemption at the Option of the Corporation.

          The Corporation shall have the right to redeem the outstanding shares of Junior Stock at any time, in whole or in part, at a redemption price equal to $400.00 per share (the "Redemption Price"), plus any accrued and unpaid dividends.

          (ii)  Mandatory Redemption.

          If any Excess Dividends are available at any time, such Excess Dividends shall promptly be applied to redeem Junior Stock to the extent of such Excess Dividends.

          (iii) Procedure for Redemption.

               (a) The Corporation shall redeem Junior Stock ratably among the holders of Junior Stock as shown on the records of the Corporation, based on their respective percentage ownership of outstanding shares of such class of Junior Stock as of the date of notices provided for in subparagraph (b) hereof, and shall pay all dividends outstanding on such class of Junior Stock to be redeemed at each payment date.

               (b) The Corporation shall give the holders of the Junior Stock not fewer than thirty (30) nor more than forty-five (45) days' prior written notice (the "Notice of Redemption") of the redemption date and the amount of each redemption payment and shall set forth the amount of accrued dividends to be paid.

               (c) All Junior Stock redeemed, purchased or otherwise acquired by the Corporation shall be retired and cancelled and shall not be reissuable.

               (d) Notice shall be deemed given when personally delivered or deposited in the United States mail, first class, postage prepaid, to each holder of Junior Stock to be redeemed at the address of such holder as the same shall appear on the records of the Corporation. Neither the failure of any stockholder to receive any such Notice of Redemption nor the failure of the Corporation to mail or deliver the same to any stockholder shall affect the validity of the proceedings for redemption except as to a holder whose notice is not mailed or delivered. If notice is given as



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          provided herein and if on or before the Redemption Date the
          Corporation shall set aside or deposit, with a redemption agent specified in the Redemption Notice, an amount sufficient to pay the aggregate redemption price of all shares to be redeemed, the shares called for redemption shall, after the Redemption Date, be deemed no longer outstanding and the holder thereof shall cease to be a stockholder with respect to such shares and shall have no right to dividends or other stockholder rights thereafter.

     5.   Cumulative Voting Denied.     Cumulative voting by the stockholders
of the Corporation at any election of directors of the Corporation is hereby prohibited.

     6.   Registered Office, Agent.     The registered office of the
Corporation is to be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     7.   Incorporator.  The name and address of the incorporator is as follows:

                             Elizabeth J. Ossenfort
                         100 Congress Avenue, Suite 800
                              Austin, Texas 78701

     8.   Initial Director.   The powers of the incorporator shall terminate
upon the filing of this certificate and the following person shall serve as the sole director of the Corporation until his successors are duly elected and qualified:

                               J. Merritt Belisle
                        515 Congress Avenue, Suite 2626
                              Austin, Texas 78701

     9.   Arrangement with Creditors.   The following provisions are included
for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and it stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court


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     directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any reorganization of this Corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     10. Director Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     11. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), liability, loss, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by either (i) any applicable law in effect on the date of incorporation of the Corporation, or (ii) any law which becomes effective during the existence of the Corporation and which is applicable to it.

     12. Bylaws. In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

     13. Election of Directors. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.



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     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, hereby declare and certify that the facts herein stated are true, and accordingly have hereunto set my hand this 1st day of December, 1996.



                                        /s/ ELIZABETH J. OSSENFORT
                                        ------------------------------------
                                        Elizabeth J. Ossenfort, Incorporator



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